                                                                    EXHIBIT 10.8


                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated effective as of October 1, 1998, is made and entered into by and among Unicore Software, Inc., a Delaware corporation ("SELLER"), Phoenix Technologies Ltd., a Delaware corporation ("PARENT"), Award Software International Inc., a California corporation ("AWARD"), Unicore Acquisition Corp., a Massachusetts corporation ("PURCHASER"), and Pierre A. Narath and Jason K. Raza (the"FOUNDERS").

                                   RECITALS
                                   --------

     The Founders have formed the Purchaser for the purpose of acquiring certain assets of Seller, all as hereinafter more specifically described.

     Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser certain of the assets of Seller as specifically described herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                 PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES
                 ---------------------------------------------

     1.1  ASSETS TO BE PURCHASED.  On the terms and subject to the conditions
          ----------------------
of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser all of its right, title and interest in and to all of the tangible and intangible assets of Seller including, without limitation, (a) all of the tangible assets set forth on Seller's September 30, 1998 balance sheet, more particularly described on EXHIBIT A attached hereto, (b) the
                                      ---------
intangible assets more particularly described on EXHIBIT B hereto, including the
                                                 ---------
goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (c) all rights under any agreements, contracts or other arrangements of which the Seller is a party; (d) accounts, notes, and other receivables; (e) securities; (f) cash and cash equivalents; (g) claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set-off, and rights of recoupment; (h) books, records, ledgers, files, documents, correspondence, lists, studies, reports and other printed or written materials; and (i) the corporate name of Unicore Software, Inc. (collectively, the "ASSETS"), other than the assets set forth in EXHIBIT C hereto (the
                                                  ---------
"EXCLUDED ASSETS").


     1.2  LIABILITIES TO BE ASSUMED.  On the terms and subject to the
          -------------------------
conditions of this Agreement, at the Closing, Purchaser, without further action or the execution of any other instruments, shall assume and shall perform, pay or discharge, as the same shall become due, all of the liabilities of the Seller including, without limitation, those liabilities more particularly described on

EXHIBIT D attached hereto (the "ASSUMED LIABILITIES"), other than the
---------
liabilities set forth in  EXHIBIT E hereto (the "EXCLUDED LIABILITIES").
                         ----------

     1.3  PURCHASE PRICE.  The aggregate purchase price for the Assets is
          --------------
$950,000 (the "PURCHASE PRICE") payable in lawful money of the United States in immediately available funds to the account of Seller at Silicon Valley Bank, Santa Clara, CA, 95054, Route Number 121140399, Account 0700311075, for credit to Phoenix Technologies Ltd.

     1.4  CLOSING.  The closing of the purchase and sale of the Assets (the
          -------
"CLOSING") will take place as promptly as practicable after the date of this Agreement and, subject only to the satisfaction or waiver of the conditions set forth in Article VII, on or before November 6, 1998, or such other date as Purchaser and Seller mutually agree upon in writing (the "CLOSING DATE"). The Closing will take place at 10 a.m. local time on the Closing Date and will be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, or at such other place as Purchaser and Seller mutually agree.

     1.5  SELLER'S CLOSING DELIVERIES.  At the Closing, Seller shall deliver to
          ---------------------------
Purchaser the following:

          (a) duly executed instruments of assignment of all Assets of Seller, in form and substance satisfactory to Purchaser; and

          (b) such other documents and instruments as may be reasonably necessary to transfer the Assets to Purchaser and otherwise to carry out the transactions contemplated by this Agreement and to comply with the terms hereof, in form and substance reasonably satisfactory to Purchaser.

     1.6  PURCHASER'S CLOSING DELIVERIES.  At the Closing, Purchaser shall
          ------------------------------
deliver to the Seller:

          (a)  the Purchase Price in accordance with Section 1.4; and

          (b) such other documents and instruments as may be reasonably necessary to carry out the transactions contemplated by this Agreement to comply with the terms hereof, in form and substance reasonably satisfactory to Seller.

     1.7  PURCHASER'S PRICE ALLOCATION.  The Purchase Price shall be allocated
          ----------------------------
for reporting purposes based on their book value as of the Effective Date so that the purchased Assets will be listed at their book value and any remainder allocated to good will. The parties hereby agree that they will not take any reporting position in any federal, state or local tax filings which is inconsistent with the above allocation. The parties agree to cooperate with respect to any filings required by Section 1060 of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller, Phoenix and Award, jointly and severally, hereby represent and warrant to Purchaser as follows:

     2.1  CORPORATE EXISTENCE AND AUTHORITY.  Seller is a corporation duly
          ---------------------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     2.2  AUTHORIZATION; BINDING EFFECT.  The execution and delivery by Seller
          -----------------------------
of this Agreement and the agreements contemplated hereby, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and the agreements contemplated hereby have been (or prior to the Closing will be) duly and validly executed and delivered by Seller and, upon the execution and delivery thereof by the Purchaser, will constitute the legal, valid and binding obligations of Seller enforceable against it in accordance with its terms.

     2.3  ABSENCE OF CONFLICTS.
          --------------------
          (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller will not, (i) conflict with or violate the Certificate of Organization or Bylaws of Seller, (ii) subject to compliance with the requirements set forth in Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Seller or by which Seller or any of its properties is bound or affected.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on the Assets or have a material adverse effect on the ability of the Purchaser to use the Assets in the conduct of its business as the Assets were used by Seller immediately prior to the execution of this Agreement.

     2.4  TITLE TO ASSETS.  Seller has good and marketable title to the Assets,
          ---------------
free and clear of any lien, mortgage, pledge, security interest, restriction, charge or other similar encumbrances. The instruments of assignment and transfer provided for in Section 1.6, when executed and delivered by Seller at the Closing, will vest in Purchaser good, valid and marketable title to the Assets and all rights of Seller under the Assumed Liabilities.

     2.5  LITIGATION.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which Seller has received any notice of assertion that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.6  AFFILIATE TRANSACTIONS.  There is no indebtedness, obligation,
          ----------------------
contract or agreement between Seller, on the one hand, and any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control (an "AFFILIATE") with the Seller.

     2.7  BROKERS.  Neither Seller, Award or Phoenix is obligated to pay, nor
          -------
has Seller, Award or Phoenix retained any broker or finder who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by Seller, Award or Phoenix in connection with the transactions contemplated hereby.

     2.8  NO OTHER REPRESENTATIONS.  Notwithstanding anything to the contrary
          ------------------------
contained in this Agreement, it is the explicit intent of each party hereto that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Article II and in any certificate delivered pursuant to Section 7.2(c).

     2.9  NO YEAR 2000 REPRESENTATION OR WARRANTY.  Neither Seller nor Seller's
          ---------------------------------------
Affiliates make any representation or warranty to Purchaser or the Founders that any Asset transferred to Purchaser hereunder (including the Millenium/Pro software/firmware), will be able to calculate and compare date data between the twentieth and twenty-first centuries, at all or without impairment in the functioning of the Asset or any products, such as hardware, software and firmware, used in combination with the Asset.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PHOENIX AND AWARD
              ---------------------------------------------------

     Phoenix and Award, jointly and severally, hereby represent and warrant to Purchaser as follows:

     3.1  CORPORATE EXISTENCE AND AUTHORITY.  Each of Phoenix and Award are
          ---------------------------------
corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have full corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     3.2  AUTHORIZATION; BINDING EFFECT.  The execution and delivery by Phoenix
          -----------------------------
and Award of this Agreement and the agreements contemplated hereby, and the performance by Phoenix and Award of their obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Phoenix and Award. This Agreement and the agreements contemplated hereby have been (or prior to the Closing will be) duly and validly executed and delivered by Phoenix and Award and, upon the execution and delivery thereof by the Purchaser, will constitute the legal, valid and binding obligations of Phoenix and Award enforceable against them in accordance with its terms.

     3.3  ABSENCE OF CONFLICTS.
          --------------------

          (a) Phoenix and Award have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Phoenix and Award do not, and the performance of this Agreement by Phoenix and Award will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Phoenix or the Articles of Incorporation or Bylaws of Award, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Phoenix and Award or by which Phoenix and Award or any of their properties are bound or affected.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Phoenix and Award in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on the Assets or have a material adverse effect on the ability of the Purchaser to use the Assets in the conduct of its business as the Assets were used by Phoenix and Award immediately prior to the execution of this Agreement.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND FOUNDERS
           --------------------------------------------------------

     The Purchaser and the Founders jointly and severally hereby represent and warrant to Seller, Award and Phoenix as follows:

     4.1  CORPORATE EXISTENCE AND AUTHORITY.  Purchaser is a corporation duly
          ---------------------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of the Purchaser and the Founders has full power and authority to execute and deliver this Agreement and the agreements contemplated hereby, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     4.2  AUTHORIZATION; BINDING EFFECT.  The execution and delivery by
          -----------------------------
Purchaser of this Agreement and the agreements contemplated hereby and the performance by Purchaser of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the agreements contemplated hereby have been (or prior to the Closing will be) duly and validly executed and delivered by Purchaser and Founders, and upon the execution and delivery thereof by the Seller, will constitute the legal, valid and binding obligations of Purchaser and Founders enforceable against them in accordance with their terms.

     4.3  ABSENCE OF CONFLICTS.  The execution and delivery by the Purchaser
          --------------------
and the Founders of this Agreement do not, and the performance by the Purchaser and the Founders of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate the Articles of Organization or Bylaws of Purchaser or (ii) conflict with or result in a violation or breach of any law, rule, regulation, order, judgment or decree applicable to the Purchaser or Founders or by which Purchaser or the Founders or any of their properties is bound or affected.

     4.4  LITIGATION.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which the Purchaser or the Founders have received any notice of assertion, nor, to Purchaser's or the Founders' knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Purchaser or the Founders, that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     4.5  BROKERS.  Neither Purchaser nor Founders are obligated to pay, nor
          -------
have Purchaser or Founders retained any broker or finder who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or understanding made by Purchaser or Founders in connection with the transactions contemplated hereby.

     4.6  NO OTHER REPRESENTATIONS.  Notwithstanding anything to the contrary
          ------------------------
contained in this Agreement, it is the explicit intent of each party hereto that neither Purchaser nor Founders are making any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Article IV and in any certificate delivered pursuant to
Section 7.3(c).

                                   ARTICLE V

                        COVENANTS OF SELLER AND PARENT
                        ------------------------------

     Seller and Parent covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing, Seller and Parent will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing.

     5.1  REGULATORY AND OTHER APPROVALS.  Seller shall proceed diligently and
          ------------------------------
in good faith and use all requisite commercially reasonable efforts to obtain, as promptly as practicable, all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Entities or any other person.

     5.2  INVESTIGATION BY PURCHASER.  Seller shall (a) provide Purchaser and
          --------------------------
the officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "REPRESENTATIVES") of Purchaser with access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of Seller and to all assets, properties, books and records of Seller, but only to the extent that such access does not unreasonably interfere with the business and operations of Seller, and
(b) make available to Purchaser and such other persons all such information and data concerning the business and operations of Seller as Purchaser or any of such other persons reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of its respective assets or properties is bound.

     5.3  CONDUCT OF BUSINESS.  Until the Closing Date, Seller shall conduct
          -------------------
business only in the ordinary course.

     5.4  FULFILLMENT OF CONDITIONS.  Seller shall use reasonable efforts and
          -------------------------
proceed diligently and in good faith to satisfy each Closing condition required of Seller contained in Article VII of this Agreement and, to the extent reasonable, shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     5.5  NON-SOLICITATION.  After the Closing, Seller and its Affiliates shall
          ----------------
not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any employee of Purchaser to terminate his or her employment with Purchaser, excluding any general solicitation by the Seller or its Affiliates for employment publicized by newspaper or other means of general dissemination which does not specifically target Purchaser's employees.

     5.6  CHANGE OF CORPORATE NAME.  Promptly after the Closing, Seller shall
          ------------------------
take all necessary corporate and other action to change Seller's corporate name, which name shall not contain the name Unicore.

     5.7  FURTHER ASSURANCES.  If, at any time after the Closing, any further
          ------------------
action by the Seller is necessary or desirable to vest Purchaser with full right, title and possession in and to any of the Assets transferred to Purchaser hereunder, including any patents, trademarks, copyrights, and any applications therefor, or any trade secrets or other intellectual property, the Seller shall take all such lawful and necessary action. Seller agrees that if Purchaser is unable because of Seller's unavailability or dissolution, or for any other reason, to secure Seller's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyrights or trademark registrations, then the Seller hereby irrevocably designates and appoints the Purchaser and its duly authorized officers and agents as Seller's agent and attorney in fact, to act for and on Seller's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and mask work registrations thereof with the same legal force and effect as if executed by the Seller.

                                  ARTICLE VI

                      COVENANTS OF PURCHASER AND FOUNDERS
                      -----------------------------------

     Purchaser and Founders covenant and agree with Seller that, at all times from and after the date hereof until the Closing, Purchaser and Founders shall comply with all covenants and provisions of this Article VI, except to the extent Seller may otherwise consent in writing.

     6.1  FULFILLMENT OF CONDITIONS.  Purchaser and Founders shall use
          -------------------------

reasonable efforts and proceed diligently and in good faith to satisfy each closing condition required of Purchaser and Founders contained in Article VII of this Agreement and, to the extent reasonable, shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     6.2  NON-SOLICITATION.  After the Closing, Purchaser and the Founders
          ----------------
shall not directly or indirectly, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging any employee of Seller or its Affiliates to terminate his or her employment with Seller or its Affiliates, excluding any general solicitation by the Purchaser for employment publicized by newspaper or other means of general dissemination which does not specifically target Seller's or its Affiliates' employees.

     6.3  VISITATION RIGHTS.  Seller or a representative of Seller or its
          -----------------
Affiliates reasonably acceptable to Purchaser shall have the right to attend all meetings of the Board of Directors of Purchaser and any committee of the Board of Directors of Purchaser in a nonvoting observer capacity and to receive the information provided by Purchaser to its Board of Directors; provided, however, that the visitation rights provided hereunder shall not interfere with the fiduciary obligations of Purchaser's Board of Directors; and provided further, however, that Purchaser may require as a condition precedent to such visitation rights under this Article VI that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by Purchaser to its Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise and to sign a nondisclosure agreement reasonably acceptable to Purchaser and Seller or its Affiliates.

     6.4  RESIGNATION OF OFFICERS AND DIRECTORS.  Effective upon the Closing the
          -------------------------------------
Founders shall resign from their positions as officers or directors of Seller.

     6.5  FURTHER ASSURANCES.  If, at any time after the Closing, any further
          ------------------
action by the Purchaser or the Founders is necessary or desirable to vest Seller, Parent or any of Seller's or Parent's Affiliates with full right, title and possession in and to any of Seller's assets not assigned or transferred to Purchaser hereunder, including any patents, trademarks, copyrights, and any applications therefor, or any trade secrets or other intellectual property of Seller, the Purchaser and the Founders shall take all such lawful and necessary action. The Purchaser and Founders agree that if Seller is unable because of Purchaser's or any Founder's unavailability or dissolution, or for any other reason, to secure Purchaser's or such Founder's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyrights or trademark registrations of Seller, then the Purchaser or such Founder hereby irrevocably designates and appoints the Seller and its duly authorized officers and agents as Purchaser's and such Founder's agent and attorney in fact, to act for and on Purchaser's or such Founders' behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and mask work registrations thereof with the same legal force and effect as if executed by the Purchaser or the Founders.

                                  ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PARTIES
                   ----------------------------------------

     7.1  OBLIGATIONS OF BOTH PARTIES.  The obligation of each party to
          ---------------------------
consummate the purchase and sale of the Assets pursuant to Article I is subject to the fulfillment, at or before the Closing, of each of the following conditions:

          (A)  NO ACTIONS OR PROCEEDINGS.  No investigation, action or
               -------------------------
proceeding by or before any court or other governmental body shall have been commenced or threatened, and no inquiry shall have been received that in the opinion of Seller's or Purchaser's counsel may lead to an action or proceeding to restrain or otherwise challenge the transactions contemplated hereby.

     7.2  OBLIGATIONS OF PURCHASER.  The obligation of Purchaser to purchase
          ------------------------
and pay for the Assets pursuant to Article I is subject to the fulfillment, at or before the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

          (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties made by Seller, Phoenix and Award in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

          (B)  PERFORMANCE.  Seller, Phoenix and Award in all material
               -----------
respects shall have performed and complied with, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller, Phoenix and Award at or before the Closing.

          (C)  OFFICERS' CERTIFICATES.  Seller, Phoenix and Award shall have
               ----------------------
delivered to Purchaser a certificate, dated the Closing Date and executed by the President of Seller and the appropriate officers of Phoenix and Award, respectively, certifying to the satisfaction of the conditions set forth in
Section 7.2(a) and Section 7.2(b).

          (D)  THIRD PARTY CONSENTS.  All third party consents (or waiver in
               --------------------
lieu thereof) required for the sale of any of the Assets by Seller to Purchaser shall have been obtained and shall be in full force and effect.

          (E)  LEGAL OPINION.  The Purchaser shall have received from the Vice
               -------------
President and General Counsel of Phoenix an opinion, dated the Closing Date, in form and content reasonably satisfactory to Purchaser and its counsel.

     7.3  OBLIGATIONS OF SELLER.  The obligation of Seller, Phoenix and Award to
          ---------------------
sell, assign and transfer the Assets pursuant to Article I is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller, Phoenix and Award in its sole discretion):

          (A)  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties made by Purchaser and Founders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

          (B)  PERFORMANCE.  Purchaser and Founders in all material respects
               -----------
shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser and Founders at or before the Closing.

          (C)  OFFICERS' CERTIFICATES.  Purchaser and Founders shall have
               ----------------------
delivered to Seller, Phoenix and Award a certificate, dated the Closing Date and executed by the Purchaser and the Founders, certifying as to the satisfaction of the conditions set forth in Sections 7.3(a) and (b).

          (D)  THIRD PARTY CONSENTS.  All third party consents (or waiver in
               --------------------
lieu thereof) required for the purchase of the Assets by Purchaser shall have been obtained and shall be in full force and effect.

                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1  INDEMNIFICATION OF PURCHASER'S INDEMNIFIED PERSONS.  After the
          --------------------------------------------------
Closing, Seller, Award and Phoenix, jointly and severally, shall indemnify and defend Purchaser and its directors, employees, agents, successors and permitted assigns and each of the Founders and their heirs and permitted assigns (collectively, "Purchaser's Indemnified Persons") against, and hold Purchaser's Indemnified Persons harmless from, any loss, liability, damage, cost and expense (including interest, penalties and reasonable attorneys' fees and expenses for investigating, defending or settling any actions or threatened actions) (collectively, "Losses") imposed on or incurred by any of Purchaser's Indemnified Persons, directly or indirectly, which relate to or arise out of

          (a)  any Excluded Liability; or

          (b) any Losses arising in connection with the breach by Seller, Phoenix or Award of any of the representations, warranties, covenants or agreements set forth in this Agreement.

     Notwithstanding the foregoing, Seller and its Affiliates shall not indemnify or defend Purchaser's Indemnified Persons from any Losses arising out of:

          (a) any claim that the Assets or the proposed use, sale, license or disposition thereof by the Purchaser infringes upon or conflicts with or will infringe upon or conflict with the rights of any third party;

          (b) any claim that Seller or any of its employees or Affiliates misappropriated any trade secret or other intellectual property rights of any third party; or

          (c) any claim that any Asset transferred to Purchaser hereunder (including the Millenium/Pro software/firmware) is unable to calculate and compare date data between the twentieth and twenty-first centuries, at all or without impairment in the functioning of the Asset or any products, such as hardware, software and firmware, used in combination with the Asset.

     8.2  INDEMNIFICATION OF SELLER'S INDEMNIFIED PERSONS.  After the Closing,
          -----------------------------------------------
Purchaser and Founders jointly and severally agree to indemnify Seller and its Affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, "Seller's Indemnified Persons") against, and hold Seller's Indemnified Persons harmless from, any Losses imposed on or incurred by any of Seller's Indemnified Persons, directly or indirectly, which relate to or arise out of

          (a) all liabilities of Seller assumed hereunder other than the Excluded Liabilities;

          (b) any post-Closing liability of the Purchaser imposed on or incurred by any of Seller's Indemnified Persons, to the extent such liability does not constitute an Excluded Liability;

          (c) any warranty obligations or obligations to perform any continuing NRE services pursuant to any OEM or similar agreements (but excluding end-user license agreements) assumed by Purchaser hereunder; and

          (d) any Losses in connection with the breach by Purchaser or the Founders of any of the representations, warranties, covenants or agreement set forth in this Agreement.

     Notwithstanding the foregoing, the Founders' liability pursuant to this
Section 8.2 shall not exceed five hundred thousand dollars ($500,000) in the aggregate.

                                  ARTICLE IX

                                  TERMINATION
                                  -----------

     9.1  TERMINATION.  This Agreement may be terminated, and the transactions
          -----------
contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

          (b) at any time before the Closing, by Seller or Purchaser, in the event that any final, non-appealable order or law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the License Agreements, upon notice to the non-terminating party by the terminating party;

          (c) at any time after November 30, 1998, by Seller, by notice to Purchaser if the Closing shall not have occurred on or before such date and the failure of the Closing to occur is not caused by a material breach of this Agreement by Seller;

          (d) at any time after November 30, 1998, by Purchaser, by notice to Seller if the Closing shall not have occurred on or before such date and the failure of the Closing to occur is not caused by a material breach of this Agreement by Purchaser;

          (e) at any time before the Closing, by Seller, by notice to Purchaser, in the event of a material breach of this Agreement by Purchaser which if uncured would cause one or more of the conditions to Closing set forth in Article VII not to be satisfied and which is incapable of being cured prior to the date set forth in Section 9.1(c); and

          (f) at any time before the Closing, by Purchaser, by notice to Seller, in the event of a material breach of this Agreement by Seller which if uncured would cause one or more of the conditions to Closing set forth in
Article VII not to be satisfied and which is incapable of being cured prior to the date set forth in Section 9.1(d).

     9.2  EFFECT OF TERMINATION.  If this Agreement is validly terminated
          ---------------------
pursuant to Section 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser or the Founders (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that (i) the provisions with respect to fees and expenses in Section 9.3 and confidentiality in Section 9.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.1 (other than pursuant to Section 9.1(a), Seller will remain liable to Purchaser for any willful breach of Section 5.4 ("FULFILLMENT OF CONDITIONS") of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any willful breach of Section 6.2 ("FULFILLMENT OF CONDITIONS") of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

     9.3  EFFECT OF BREACH.  In the event that Purchaser or Seller elect to not
          ----------------
proceed with the Closing of this Agreement because the conditions to Closing specified in Article VII are not satisfied, any such election shall be without prejudice to the rights of the party making such election if the nonsatisfaction of such conditions results from the intentional or willful breach or violation of any of the representations, warranties, covenants or agreements of the other party; but otherwise such election shall terminate all obligations and liabilities of the parties hereunder except as provided in Section 9.2 and in
Section 9.4.

     9.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of each of the parties contained in this Agreement and in any certificates delivered pursuant to Section 7.2(c) and Section 7.3(c) shall survive for a period of two (2) years following the Closing. No party shall have any liability whatsoever with respect to any such representation or warranty after the survival period for such representation or warranty expires, except for claims then pending or theretofore asserted in writing by any party and delivered to the other party in accordance with the terms and conditions of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1  NOTICES.  All notices, requests and other communications hereunder
           -------
must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Purchaser, to:               Unicore Acquisition Corp.
                                        1538 Turnpike Street
                                        North Andover, MA  01845
                                        Facsimile No.: (978) 683-1630
                                        Attn:  Pierre A. Narath, President

     in each case with a copy to:       Devine, Millimet and Branch, P.A.
                                        12 Essex Street
                                        Andover, MA  01810
                                        Facsimile No.:  (978) 470-0618
                                        Attn:  Mark E. Tully, Esq.

     and in each case with a copy to:   Arthur J. McCabe and Associates, P.C.
                                        300 Brickstone Square
                                        Andover, MA  01810
                                        Facsimile No.: (978) 470-3474
                                        Attn:  Matthew A. Kraunelis, Esq.

     If to Seller, to:                  Phoenix Technologies Ltd.
                                        411 E. Plumeria Drive
                                        San Jose, CA  95134
                                        Facsimile No.:  (408) 570-1238
                                        Attn:  Stuart Nichols

     in each case with a copy to:       Wilson Sonsini Goodrich & Rosati, P.C.
                                        650 Page Mill Road
                                        Palo Alto, California 94304
                                        Facsimile No.:  (650) 493-6811
                                        Attn:  Herbert Fockler, Esq.

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     10.2  ENTIRE AGREEMENT.  This Agreement supersedes all prior discussions
           ----------------
and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     10.3  EXPENSES.  Whether or not the transactions contemplated hereby are
           --------
consummated, Purchaser and Founders will pay their own costs and expenses, and Seller will pay its costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

     10.4  PUBLIC ANNOUNCEMENTS.  At no time shall the parties or any of its
           --------------------
respective Affiliates or Representatives issue or make any report, statement or release to the public or generally to its customers or suppliers with respect to this Agreement, or the transactions contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

     10.5  CONFIDENTIALITY.  Each party hereto will hold, and will cause its
           ---------------
Affiliates and, in the case of Purchaser, any person who has provided or who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives, to hold in strict confidence from any person (other than any such Affiliate, person who has provided, or who is considering providing, financing or Representatives thereof), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental Entities) or by other requirements of law or (ii) disclosed in any action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Seller furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than three (3) business days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     10.6  ARBITRATION.  If the Seller or its Affiliates on one hand or
           -----------
Purchaser on the other hand delivers to such other party a notice, in accordance with Section 10.1 hereof, of any dispute arising with respect to this Agreement, then the parties shall use their best efforts to resolve such dispute. In the event the parties are unable to resolve such dispute within twenty (20) calendar days from receipt of such written notice, then any party may demand, by written notice to the other parties, that such issue shall be settled by binding arbitration to be held in Boston, Massachusetts; provided, however, that the arbitrators may call and conduct hearings and meetings at such other places as the parties may agree (an "Arbitration Demand"). All such claims or disputes, including disputes relating to the breach, interpretation, termination or validity of this Agreement, shall be finally settled by arbitration under the Rules of the American Arbitration Association, as in force on the date of this Agreement, by one arbitrator appointed in accordance with said Rules. The Seller on the one hand and the Purchaser on the other hand shall each designate one (1) individual within fifteen (15) calendar days after the delivery of the Arbitration Demand. Such designated individual's shall mutually agree upon and shall designate a third individual who shall who shall arbitrate the dispute (the "Arbitrator"). The Arbitrator shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement, nor to award punitive damages. The parties waive any rights they may have under the laws of any jurisdiction to apply to the courts of any such jurisdiction for relief from the provisions of this Section or from any decision of the Arbitrator absent fraud. The parties further waive any rights they may have under the laws of any jurisdiction to contest the enforcement of any arbitral award made under this Section. The final decision of the Arbitrator shall be furnished to the parties in writing and shall constitute a conclusive determination of the issue in question, binding upon all parties and shall not be contested by any of them absent fraud. Each party shall bear its own fees (including its designated arbitrator's fees and attorney's fees) and other expenses associated with the arbitration. The non-prevailing party shall bear all other costs associated with such arbitration, except that the parties shall each pay fifty percent of the fees of the Arbitrator.

     10.7  FURTHER ASSURANCES; POST-CLOSING COOPERATION.
          --------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary to fulfill its obligations under this Agreement.

          (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Seller in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns and financial statements, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Entity, or (iv) in connection with any actual or threatened action or proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental Entities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business or condition of the Seller not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 10.5.

          (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this section shall be subject to applicable rules relating to discovery.

     10.8   WAIVER.  Any term or condition of this Agreement may be waived at
            ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party against whom such waiver is asserted. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

     10.9   AMENDMENT.  This Agreement may be amended, supplemented or modified
            ---------
only by a written instrument duly executed by or on behalf of each party hereto.

     10.10  NO THIRD PARTY BENEFICIARY.  The terms and provisions of this
            --------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.11  NO ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any
            -----------------------------
right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.12  INVALID PROVISIONS.  If any provision of this Agreement is held to
            ------------------
be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in economic and legal effect to such illegal, invalid or unenforceable provision as may be possible.

     10.13  GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of California applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

     10.14  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.15  CONSTRUCTION.  The parties hereby acknowledge and agree that the
            ------------
drafting of this Agreement has been a collaborative effort and that no party shall be deemed to be the sole or primary drafter. Any rule or provision of law which provides that a contract or agreement is to be construed against the author of the contract or agreement shall not apply to this Agreement, or the documents attached hereto as or schedules hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first written above.

                                    UNICORE SOFTWARE INC.

                                    By:_________________________________________

                                    PHOENIX TECHNOLOGIES LTD.

                                    By:_________________________________________

                                    AWARD SOFTWARE INTERNATIONAL   INC.

                                    By:_________________________________________

                                    UNICORE ACQUISITION CORP.

                                    By:_________________________________________

                                    "FOUNDERS"

                                    ____________________________________________
                                    Pierre A. Narath

                                    ____________________________________________
                                    Jason K. Raza

                           ASSET PURCHASE AGREEMENT

                                   Exhibit A

                                Tangible Assets

          Cash                                         $ 82,302.44
          Accounts receivable                           556,260.95
          Prepaid expenses - Comdex                      20,000.00
          Prepaid expenses - Other                        5,925.50
          Furniture and fixtures                         10,827.21
          Machinery and equipment                        96,648.78
          Accumulated depreciation                      (41,668.80)
          Tenant improvements                            26,896.60
          Accumulated amortization                       (3,116.78)
          Prepaid expenses - Travel                       9,563.73
                                                       -----------

               Total assets                            $763,639.63
                                                       ===========

                            ASSET PURCHASE AGREEMENT
                                   Exhibit B

          Intangible Assets

Hardware and software designs

    Includes all existing versions of hardware designs, jigs, etc. and software in source and object code, and descriptive, operating, test or other types of documentation (including programming and design notes, flowcharts, and design files) and memorialized know-how, trade secrets and invention disclosures related to the following:

1. All existing Enhancements (as defined in the Software License Agreement executed concurrently with the Asset Purchase Agreement) of Award BIOS and Mr. BIOS software products, developed by Purchaser solely for End User (as defined in the Software License Agreement executed concurrently with the Asset Purchase Agreement) upgrades and support; and specifically excluding all versions of the Award BIOS and Mr. BIOS products themselves, and upgrades, enhancements, revisions, modifications and derivative works based on or related to the Award BIOS and Mr. BIOS not specifically developed for End Users.

2.  Millennium/Pro

3.  PC Diag

4.  POSTcard

5.  POSTcard mini

6.  POSTcard V3

7.  POSTcard PCI

8.  QUICK DISK

9.  WINDIAG

Trademarks
(a) Common Law Trademarks

1.       *Millennium/Pro
               *see also Trademark Application filed

(b) Registered Trademarks

1.  POSTcard  Reg. No. 1,540,284, issued 05/23/89
    POSTcard mini }
    POSTcard V3        }variations of POSTcard
    POSTcard PCI       }

2.  Unicore  Reg. No. 1,995,588, issued 08/20/96
    Variations of Unicore  Unicore Software Inc.

3.  WINDIAG  Reg. No. 2, 056,780; issued 04/29/97

4.  PC Diag  Reg. No. 1, 901,577; issued 06/27/95

(c) Applications for Registration

    1.  QUICK DISK  Trademark Application No. 75/022,003, filed 11/20/95
    2.  Millenium/Pro   Trademark Application No. 75/474,612, filed 04/27/98

                            ASSET PURCHASE AGREEMENT
                                   Exhibit C

                                Excluded Assets

          Software

    Including all versions of source and object code and descriptive, operating, test or other types of documentation (including programming and design notes, flowcharts and design files) and memorialized know-how, trade secrets and invention disclosures related to the following:

1.  Mr. BIOS
2.  Award BIOS

All software, in source and object code formats, as well as all descriptive, operating, test or other types of documentation (including programming and design notes, flowcharts and design files) and memorialized know-how, trade secrets and invention disclosures that were developed by Award Software International, Inc. prior to its acquisition of Unicore Software, Inc., including those related to End User support and upgrades.

         Trademarks
(a)  Common Law Trademarks

     1.  Mr. BIOS
     2.  Microid Research
     3.  Award BIOS

(b)  Registered Trademarks

     1.  Mr. Chips  Reg. No. 1,931,921, issued 10/31/95

         Patents Issued

1. Title: "Method and Apparatus for Determining Time Related Operating Parameters For Computers", Serial No. 08/217,955, Patent No. 5,572,716 ; filed 03/25/94 ; issued 11/05/96

          Contracts

1. For all executed license agreements, and all pending license agreements for Award BIOS and Mr. BIOS software, after September 30, 1998 ("Customer Agreements"), Phoenix shall be entitled to all royalties or other fees payable by licensees under the Customer Agreements. Purchaser shall remain responsible and liable for the NRE or other services or performance required under the Customer Agreements. The terms of the audit provision of Section 9.4 of the Software License Agreement, executed concurrently with the attached Asset Purchase Agreement, and Phoenix's right to conduct an audit pursuant to Section 9.4, shall apply to all royalties and fees due Phoenix under Customer Agreements.

                            ASSET PURCHASE AGREEMENT
                                   Exhibit D

                                  Liabilities

          Accounts payable                                 $ 16,904.66
          Accrued credit card expense                         2,751.75
          Accrued commissions                                46,330.47
          Accrued payroll                                    29,134.91
          Deferred revenue                                    4,504.85
          Employee Stock Purchase Plan                       23,074.37
          Other accrued liabilities                           5,367.33
                                                           -----------

               Total liabilities                           $128,068.34
                                                           ===========


                            ASSET PURCHASE AGREEMENT
                                   Exhibit E

                              Excluded Liabilities

1. 1997 consolidated tax returns (federal and state) as filed by PriceWaterhouseCoopers on 9/15/98.

2. Short filing of consolidated tax returns for January 1, 1998 to September 25, 1998 as filed by Phoenix Technologies Ltd.

3. Follow-up filing of consolidated tax returns for the period of September 26, 1998 to September 30, 1998, to be filed by Phoenix Technologies Ltd.

                           ASSUMPTION OF LIABILITIES
                           -------------------------

     WHEREAS, Unicore Acquisition Corp., a Massachusetts corporation ("Purchaser"), the shareholders of Purchaser, Unicore Software, Inc., a Delaware corporation ("Seller") and Phoenix Technologies Ltd. are parties to that certain Asset Purchase Agreement dated November 6, 1998 (the "Purchase Agreement") providing, on the terms and conditions set forth in the Purchase Agreement, for the assignment of certain contracts by Seller to Purchaser, and the assumption by Purchaser of certain liabilities of Seller; and

     WHEREAS, all capitalized terms not herein defined shall have the meanings ascribed to them in the Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the assignment of the contracts hereinafter described by Seller, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.  Assumed Liabilities.  Purchaser hereby assumes and agrees to discharge and
    -------------------
    perform when lawfully due all of the liabilities, commitments, and other obligations of Seller except those liabilities specifically retained by Seller set forth in Exhibit E to the Purchase Agreement (the "Excluded Liabilities").

2.  Excluded Liabilities.  It is the mutual intent of Seller and Purchaser that
    --------------------
    the Assumption of Liabilities described in Section 1 hereinabove shall not apply to and Purchaser does not assume and does not agree to pay, discharge, or perform the Excluded Liabilities.

3.  Binding Effect.  This Assumption of Liabilities, in each and every respect,
    --------------
    shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns.

4.  Contest of Claims.  Notwithstanding the foregoing, nothing herein contained
    -----------------
    shall be considered to prejudice the right of Purchaser to contest any claim with respect to any obligation or liability of Seller herein assumed by Purchaser, and Purchaser shall have any rights which Seller may have or did have to defend or contest any such claim.

    IN WITNESS WHEREOF, the undersigned corporation has caused this instrument to be signed on its behalf by its duly authorized officer on this 6th day of November, 1998.

                                         UNICORE ACQUISITION CORP.


                                         By:
                                              --------------------------------
                                              Pierre A. Narath, President